UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 2, 2005 (July 27, 2005)
SYMBION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50574 (Commission File Number)	62-1625480 (IRS Employer Identification No.)

40 Burton Hills Boulevard, Suite 500 Nashville, Tennessee 37215 (Address of principal executive offices) (Zip Code)
(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Ex-2 Purchase Agreement, dated as of July 27, 2005
Ex-10 Management Rights Purchase Agreement, dated as of July 27, 2005
Ex-99.2 Press Release, dated August 1, 2005

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     The information required by this Item 1.01 is included in Item 2.01 below and incorporated herein by reference.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
     On July 27, 2005, Symbion, Inc. (“Symbion”), through several indirect wholly-owned subsidiaries (the “Symbion Subs”), entered into a Purchase Agreement (the “Purchase Agreement”) with the owners of Specialty Surgical Center, LLC, Specialty Surgical Center of Encino, LLC, Specialty Surgical Center of Irvine, LLC and Specialty Surgical Center of Arcadia, LLC (collectively, the “Companies”) to purchase certain ownership interests in the Companies. The Companies, through various entities, own and operate the surgery centers located in Southern California that are described below. The transaction closed on August 1, 2005.
     In the transaction, Symbion acquired interests in the following surgery centers:
•	Approximately a 54% interest in both (a) Specialty Surgical Center of Beverly Hills/Brighton Way, a three operating room, one minor procedure room, multi-specialty center located in Beverly Hills and (b) Specialty Surgical Center of Beverly Hills/Wilshire Boulevard, a four operating room, two minor procedure room, multi-specialty center located in Beverly Hills;

•	Approximately a 54% interest in Specialty Surgical Center of Encino, a four operating room, two minor procedure room, multi-specialty center located in Encino;

•	Approximately a 19% interest in Specialty Surgical Center of Irvine, a five operating room, one minor procedure room, multi-specialty center located in Irvine, which opened in July 2004;

•	Approximately a 19% interest in Specialty Surgical Center of Arcadia, a three operating room, one minor procedure room, multi-specialty center located in Arcadia, which opened in October 2004; and

•	A nominal interest in Specialty Surgical Center of Thousand Oaks, a center currently under development and expected to be a four operating room, two minor procedure room, multi-specialty center to be located in Thousand Oaks and scheduled to open in mid-2006.

     The aggregate purchase price for the interests described above was approximately $43.4 million and is subject to post-closing adjustments based on the Companies’ working capital and long-term debt as of the closing date.
     In connection with the Symbion Subs’ acquisition of interests in the Companies, a Symbion Sub also entered into a Management Rights Purchase Agreement with the managing members of the Companies (the “Current Managers”), pursuant to which the Symbion Sub purchased the rights to manage the Companies and to receive management fees from the Companies for an aggregate initial purchase price of approximately $5.8 million in cash, inclusive of a payment of $333,000 conditioned on certain events with respect to the center in Thousand Oaks. Each of the centers entered into a management agreement with a Symbion Sub pursuant to which the Symbion Sub will provide management services to the center in exchange for a share of the center’s net revenues. A Symbion Sub also engaged the Current Managers, pursuant to a Consulting Agreement, to provide Symbion with various managerial and transition services relating to the centers and services related to Symbion’s development and acquisition activities in the State of California in exchange for a percentage, ranging from 40% to 50%, of the management fees received by Symbion pursuant to the management agreements. Additional consideration may be paid by Symbion to the Current Managers in the future pursuant to the Management Rights Purchase Agreement upon certain triggering events, including the purchase by the Symbion Subs of additional interests in the centers as described below. The amount of additional consideration to be paid pursuant to the Management Rights Purchase Agreement will be based on the amounts paid to the Symbion Subs under the management agreements. Upon payment of such additional consideration, the Current Managers will no longer be entitled to receive a share of Symbion’s management fees.
     In addition to the interests described above, the Purchase Agreement and related documents give the Symbion Subs the right to increase their interests in the centers generally anytime after the second anniversary of the closing of the transaction and prior to the third anniversary of the transaction for a purchase price based on a multiple of the applicable center’s earnings before interest, taxes, depreciation and amortization (“EBITDA”). At the Beverly Hills centers and the Encino center, the Symbion Subs have the right to purchase the remainder of the Current Managers’ interests, representing approximately 11% and 7% of these centers, respectively. At the Arcadia center and the Irvine center, the Symbion Subs have the right to purchase all of the remainder of the Current Managers’ interest and an additional amount from the other holders of interests such that, after exercising its option as to a center, the Symbion Sub would hold up to a 55% interest in such center. At the Thousand Oaks center, the Symbion Sub has the right to increase its ownership to 19% before the first anniversary of the successful syndication of the Thousand Oaks center for approximately $450,000. Additionally, the Symbion Sub has a second option, exercisable between the second and third anniversaries of the date on which the first procedure is performed at the Thousand Oaks center, to purchase (for a purchase price based on a multiple of EBITDA) all of the remainder of the Current Managers’ interest and an additional amount from the other holders of interests such that, after exercising its right to purchase additional interests, the Symbion Sub would hold up to a 55% interest in the center. In the event that the Symbion Sub does not exercise its option in full at the Arcadia center, the Irvine center or the Thousand Oaks center, then the other owners of the applicable center have the right, under certain circumstances, to buy the Symbion Sub’s entire ownership interest for a price to be proposed by the Symbion Sub. If the Symbion Sub’s interest is purchased, the Current Managers must pay a fee to Symbion to terminate the management agreement for such center, which fee will be calculated as a multiple of the management fees paid to Symbion under the management agreement.
     Symbion financed the purchase price for the transaction using proceeds from its senior credit facility.
     The Purchase Agreement and the Management Rights Purchase Agreement are attached hereto as Exhibits 2 and 10, respectively, and are incorporated by reference herein. The press releases issued by Symbion announcing the execution of the Purchase Agreement and the closing of the transaction are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statements of Businesses Acquired.
          Not required.
     (b) Pro Forma Financial Information.
          Not required.
     (c) Exhibits

2	Purchase Agreement, dated as of July 27, 2005, by and among Members of Specialty Surgical Center, LLC, Specialty Surgical Center of Encino, LLC, Specialty Surgical Center of Irvine, LLC, Specialty Surgical Center of Arcadia, LLC, Symbion Ambulatory Resource Centres, Inc. and Affiliates of Symbion Ambulatory Resource Centres, Inc.

10	Management Rights Purchase Agreement, dated as of July 27, 2005, by and among Parthenon Management Partners, LLC, Andrew A. Brooks, M.D., Randhir S. Tuli and SymbionARC Management Services, Inc.

99.1	Press Release, dated July 27, 2005 (incorporated by reference to the Current Report on Form 8-K, filed by Symbion on July 28, 2005)

99.2	Press Release, dated August 1, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2005	SYMBION, INC.
	By:	/s/ Kenneth C. Mitchell
Kenneth C. Mitchell
Chief Financial Officer and Senior Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description
2	Purchase Agreement, dated as of July 27, 2005, by and among Members of Specialty Surgical Center, LLC, Specialty Surgical Center of Encino, LLC, Specialty Surgical Center of Irvine, LLC, Specialty Surgical Center of Arcadia, LLC, Symbion Ambulatory Resource Centres, Inc. and Affiliates of Symbion Ambulatory Resource Centres, Inc.

10	Management Rights Purchase Agreement, dated as of July 27, 2005, by and among Parthenon Management Partners, LLC, Andrew A. Brooks, M.D., Randhir S. Tuli and SymbionARC Management Services, Inc.

99.1	Press Release, dated July 27, 2005 (incorporated by reference to the Current Report on Form 8-K, filed by Symbion on July 28, 2005)

99.2	Press Release, dated August 1, 2005